                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                                --------------
                              (Amendment No.   )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   United Industrial Corporation
 ............................................................................
          (Name of Registrant as Specified In Its Charter

 ............................................................................
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[ ] $500  per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       .............................................................

    2) Aggregate number of securities to which transaction applies:

       .............................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):


    4) Proposed maximum aggregate value of transaction:

       .............................................................


    5) Total fee paid:

       .............................................................


[X] Fee paid prevously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       ..............................................................

    2) Form, Schedule or Registration Statement No.:

       ..............................................................

    3) Filing Party:

       ..............................................................

    4) Date Filed:

       ..............................................................

                                     UNITED
                             INDUSTRIAL CORPORATION
- --------------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS                            MAY 14, 1996
- --------------------------------------------------------------------------------

TO THE STOCKHOLDERS OF
  UNITED INDUSTRIAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of United Industrial Corporation will be held at the Park Lane Hotel (Ballroom Suite, 2nd floor) located at 36 Central Park South, New York, New York on the 14th day of May, 1996 at 10:00 A.M., for the following purposes:

          1. To elect two (2) directors to serve until the Annual Meeting of Stockholders in 1999.

          2. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws relating to the number of directors.

          3. To consider and act upon a proposal to amend the Company's 1994 Stock Option Plan.

          4. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 1996.

          5. To consider and act upon a proposal by a certain stockholder, as set forth under "Proposal of a Certain Stockholder" in the accompanying Proxy Statement, if brought before the meeting.

          6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record on the books of the Company at the close of business on March 26, 1996 will be entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed. See the "Miscellaneous" section of the accompanying Proxy Statement as to the place where the list of stockholders may be examined.

     Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to be present at the Annual Meeting, please sign, date and return the enclosed Proxy to ensure that your shares are voted. A return envelope which requires no postage if mailed in the United States, is enclosed for your convenience.

                                               By Order of the Board of
                                               Directors

                                                    Susan Fein Zawel
                                                       Secretary

March 29, 1996

                  --------------------------------------------
                  PLEASE MAIL YOUR PROXY . . . NOW!
                        IMPORTANT
                  WE HOPE THAT YOU CAN ATTEND THIS MEETING IN
                  PERSON, BUT IF YOU CANNOT DO SO PLEASE MARK,
                  DATE, SIGN AND RETURN THE ENCLOSED PROXY.
                  --------------------------------------------

                         UNITED INDUSTRIAL CORPORATION
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1996

     This statement is furnished to stockholders of United Industrial Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the Park Lane Hotel (Ballroom Suite, 2nd floor) located at 36 Central Park South, New York, New York on May 14, 1996, at 10:00 A.M. Stockholders of record at the close of business on March 26, 1996 will be entitled to notice of and to vote at such meeting and at all adjournments thereof.

     Stockholders who execute proxies may revoke them at any time before they are voted by giving written notice of such revocation to the Secretary of the Company. When a proxy is received, properly executed, prior to the meeting, the shares represented thereby will be voted at the meeting in accordance with the terms thereof.

     The complete mailing address of the Company's principal executive offices is 18 East 48th Street, New York, New York 10017. The approximate date on which this Proxy Statement and the form of Proxy were first sent or given to the stockholders of the Company was March 29, 1996. The Annual Report of the Company for the year ended December 31, 1995, including audited financial statements, has been sent to each stockholder.

                                 VOTING RIGHTS

     On March 26, 1996, there were outstanding and entitled to vote 12,172,143 shares of Common Stock. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date of March 26, 1996. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall constitute a quorum.

     At the record date, more than 5% of the Company's outstanding voting securities was beneficially owned by each of the persons named in the following table, except that the information as to Sanford C. Bernstein & Co., Inc. and Dimensional Fund Advisors Inc. is as of December 31, 1995 and is based upon information furnished to the Company by such entities in Schedules 13G.

                          NAME AND ADDRESS OF          AMOUNT AND NATURE OF      PERCENT
 TITLE OF CLASS             BENEFICIAL OWNER           BENEFICIAL OWNERSHIP      OF CLASS
- -----------------    ------------------------------    ---------------------     --------
Common Stock         Bernard Fein                            1,209,647(1)          9.94%
                     18 East 48th Street
                     New York, New York 10017
Common Stock         Sanford C. Bernstein & Co.,             1,161,357(2)          9.54
                     Inc.
                     One State Street Plaza
                     New York, New York 10004
Common Stock         Dimensional Fund Advisors Inc.            632,034(3)          5.19
                     1299 Ocean Avenue, 11th Floor
                     Santa Monica, CA 90401

(1) Includes 1,108,451 shares of common stock owned directly and 101,196 shares owned by The Fein Foundation, of which Mr. Fein is a trustee. Does not include shares of common stock as to which Mr. Fein disclaims beneficial ownership, as follows: 579,021 shares owned by Slake Investments Ltd. and 565,445 shares owned by Fein Investing Properties, Inc., which corporations are owned by members of Mr. Fein's family, and shares owned by Mr. Fein's children and grandchildren.

                                       1

(2) Sanford C. Bernstein & Co., Inc. has sole and shared voting power as to 851,100 and 24,400 of such shares, respectively, but has sole dispositive power as to all such shares.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 632,034 shares of Common Stock as of December 31, 1995, all of which shares are held in portfolios of Dimensional, DFA Investment Dimensions Group Inc., a registered open-end investment company ("DFA"), or DFA Investment Trust Company (the "DFA Trust"). Dimensional has sole voting power as to 468,834 shares, but officers of Dimensional who also serve as officers of DFA and the DFA Trust have sole voting power as to an additional 62,400 shares owned by DFA and 100,800 shares owned by the DFA Trust, in their capacities as officers of DFA and the DFA Trust, respectively.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 1, 1996, the number of shares of Common Stock of the Company beneficially owned by each director of the Company, each nominee for director, each executive officer named in the Summary Compensation Table below, and by all directors and executive officers of the Company as a group. Except as otherwise indicated all shares are owned directly.

                                                           AMOUNT AND
                                                      NATURE OF BENEFICIAL        PERCENT
                      NAME OR GROUP                      OWNERSHIP (1)            OF CLASS
      ---------------------------------------------   --------------------        --------
      Edward C. Aldridge, Jr.......................             --                   --
      Howard M. Bloch..............................           44,758                   (2)
      Richard R. Erkeneff..........................            9,421(3)                (2)
      Harold S. Gelb...............................            5,000                   (2)
      John J. Henning..............................            4,756                   (2)
      James H. Perry...............................            2,517(3)                (2)
      E. Donald Shapiro............................             --                   --
      Myron Simons.................................            7,510(4)                (2)
      Robert W. Worthing...........................            2,000(3)                (2)
      Susan Fein Zawel.............................          336,254(3)(5)           2.76%
      All directors and executive officers as a
        group consisting of 11 persons.............          413,216(3)              3.39%

- ------------------------------
(1) The information as to securities owned by directors, nominees and executive officers was furnished to the Company by such directors, nominees and executive officers.

(2) Less than 1%.

(3) Includes shares which the following persons have the right to acquire within 60 days through the exercise of stock options: Mr. Erkeneff, 4,000 shares; Mr. Perry, 1,000 shares; Mr. Worthing, 2,000 shares; Ms. Fein Zawel, 1,667 shares; and all directors and executive officers as a group, 9,667 shares.

(4) Does not include 14,141 shares of Common Stock owned by Mr. Simons' spouse, as to which he disclaims beneficial ownership.

(5) Includes shares of Common Stock owned as follows: 100,040 shares owned by Ms. Fein Zawel, her spouse and minor children; 115,804 shares owned by Slake Investments Ltd., of which Ms. Fein Zawel is a shareholder, and 118,743 shares owned by Fein Investing Properties, Inc., of which Ms. Fein Zawel and her minor children are shareholders.

                            I. ELECTION OF DIRECTORS

     Two directors are to be elected at the meeting to hold office until the annual meeting in 1999 and until their successors are elected and qualified. The nominees recommended by the Board of Directors of the Company are Richard R. Erkeneff and E. Donald Shapiro. Should the nominees become unable to serve or otherwise be unavailable for election, it is intended that persons named in the Proxy will vote for the election of such persons as the Board of Directors may recommend in the place of such nominee. The Board of Directors knows of no reason why the nominees might be unable to serve or otherwise be unavailable for election. Mr. Erkeneff is presently a member of the Board of Directors. Mr. Shapiro, if elected, will succeed Mr. Simons who is not standing for re-election.

     Directors are elected by a plurality of the shares present in person or represented by proxy at the Annual Meeting. Stockholders have cumulative voting rights with respect to the election of directors. Under cumulative voting, each stockholder is entitled to the same number of votes per share as the number of directors to be elected (or, for purposes of this election, two votes per share). A stockholder may cast all of such votes for a single nominee or distribute them between the nominees, as he or she wishes, either by so marking the ballot at the meeting or by specific voting instructions sent to the Company with a signed Proxy. Unless authority to vote for the nominees for director is withheld, it is the intention of the persons named in the accompanying Proxy to vote the Proxies in such manner as will elect as directors the persons who have been nominated by the Board of Directors.

     The following table sets forth certain information with respect to the nominees and each director whose term does not expire in 1996. Except as otherwise indicated, each nominee and director has held his present principal occupation for the past five years.

             NAME                      AGE (AT                                            BECAME
             -----                DECEMBER 31, 1995)         PRINCIPAL OCCUPATION        DIRECTOR
                                  ------------------    ------------------------------   --------
         NOMINEES FOR ELECTION TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 1999
Richard R. Erkeneff............           60            President of the Company           1995
                                                        (since October 1995) and AAI
                                                        Corporation, a subsidiary of
                                                        the Company ("AAI") (since
                                                        November 1993); Senior Vice
                                                        President of the Aerospace
                                                        Group at McDonnell Douglas
                                                        Corporation, an aerospace firm
                                                        (October 1992 to November
                                                        1993); and President (March
                                                        1992 to October 1992) and
                                                        Executive Vice President (1988
                                                        to 1992) of McDonnell Douglas
                                                        Electronics Systems Company.

E. Donald Shapiro..............           63            The Joseph Solomon
                                                        Distinguished Professor of Law
                                                        (since 1983) and
                                                        Dean/Professor of Law
                                                        (1973-1983) of New York Law
                                                        School. Mr. Shapiro is a
                                                        director of Loral Corporation,
                                                        Bank Leumi Trust Co., Eyecare
                                                        Products PLC, Vasomedical,
                                                        Inc., Vion, Inc., Kranzco
                                                        Realty Trust, Premier Laser
                                                        Systems and Cafe U.S.A.

             NAME                      AGE (AT                                            BECAME
             -----                DECEMBER 31, 1995)         PRINCIPAL OCCUPATION        DIRECTOR
                                  ------------------    ------------------------------   --------
                    INCUMBENT DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 1998
Edward C. Aldridge, Jr.........           57            President and Chief Executive      1995
                                                        Officer of The Aerospace
                                                        Corporation, a non-profit
                                                        federally funded research and
                                                        development center that
                                                        provides technical support for
                                                        the U.S. national security
                                                        launch and space systems
                                                        (since 1992); President of
                                                        McDonnell Douglas Electronic
                                                        Systems Company (1988 to
                                                        1992); and served as both
                                                        Under Secretary and Secretary
                                                        of the Air Force (1981 to
                                                        1988).

Howard M. Bloch................           68            Vice Chairman of the Board and     1975
                                                        retired Vice President of the
                                                        Company (until 1995).
                    INCUMBENT DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 1997
Harold S. Gelb.................           75            Chairman of the Board of the       1995
                                                        Company (since November 1995);
                                                        private investor (since 1985);
                                                        and retired senior partner of
                                                        Ernst & Young LLP, an
                                                        accounting firm.

Susan Fein Zawel...............           41            Vice President Corporate           1995
                                                        Communications and Associate
                                                        General Counsel (since June
                                                        1995), Secretary (since May
                                                        1994) and Counsel (1992 to
                                                        1995) of the Company; and
                                                        part-time practice
                                                        of law in public service
                                                        sector
                                                        (1990-1991).

- ------------------------------
     None of the directors or nominees is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, except as set forth above.

                                       4

                             EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended December 31, 1995, 1994 and 1993 of the chief executive officer and each of the other four most highly compensated executive officers of the Company whose annual compensation exceeded $100,000.

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                           ANNUAL COMPENSATION                      AWARDS
                           ---------------------------------------------------   ------------
                                                                                  SECURITIES
   NAME AND PRINCIPAL                                         OTHER ANNUAL        UNDERLYING         ALL OTHER
         POSITION          YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)(1)     OPTIONS      COMPENSATION ($)(6)
- -------------------------  ----   ----------   ---------   -------------------   ------------   -------------------
Richard R. Erkeneff (2)..  1995      299,547      50,000                             30,000             9,102
 President of the Company  1994      265,182      85,000                             12,000
  and of AAI               1993       30,000     100,000

P. David Bocksch (3).....  1995      167,935                                                          118,225
 Former President of the
  Company

Bernard Fein (4).........  1995      266,667                                                            6,250
 Former President of the   1994      321,538      55,000
  Company                  1993      321,538      55,000

John J. Henning..........  1995      250,016                                                            8,670
 President of Symtron      1994      250,016
  Systems, Inc. (a
  subsidiary of the
  Company)

Robert W. Worthing.......  1995      157,712      39,710                              9,000            14,926
 Vice President and        1994      145,496      44,798                              6,000            40,000
  General Counsel of the   1993      146,788      25,000
  Company and AAI

Susan Fein Zawel.........  1995      132,000      30,000                              6,000             7,387
 Vice President Corporate  1994       75,083      18,000                              5,000
  Communications,          1993       41,333      12,000
  Secretary and Associate
  General Counsel of the
  Company

James H. Perry (5).......  1995      112,904      25,000                              6,000             4,494
 Treasurer and Chief       1994        9,167                                          3,000
  Financial Officer of
  the Company

- ------------------------------
(1) The aggregate amount of other compensation represents perquisites that exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer.

(2) Mr. Erkeneff was appointed acting President of the Company on October 19, 1995. Mr. Erkeneff has an employment agreement with the Company which is described under Executive Compensation -- Employment Agreements. He commenced employment with AAI in November 1993.

(3) On October 19, 1995, Mr. Bocksch resigned from the Company under the terms of a severance agreement. Pursuant to the agreement, Mr. Bocksch received a lump sum payment of $62,500 on October 19, 1995 and an additional $125,000, payable in equal monthly installments for a period of five months commencing November 19, 1995. In addition, the Company agreed to pay Mr. Bocksch's premiums for continuation of his coverage under the Company's group medical policy for a period of twelve months from his termination date. Mr. Bocksch commenced employment with the Company on March 27, 1995.

(4) During 1995, Mr. Fein, the former Chairman of the Board and President of the Company, retired. Mr. Fein retains the title of Chairman Emeritus.

                                       5

(5) Mr. Perry commenced employment with the Company in December 1994.


(6) Except for Messrs. Bocksch and Fein, all amounts under this heading represent employer match contributions made to the Company's 401(k) plans and contributions to the Company's cash balance retirement plan. Mr. Bocksch's amount represents severance payments and medical premiums described in note (3) above. Mr. Fein's amount represents payments granted by the Board of Directors pursuant to Mr. Fein's honorarium as Chairman Emeritus. This arrangement provides payments to Mr. Fein totaling $75,000 per annum and a car allowance of $10,000 per annum as well as the continuation of his medical benefits. Mr. Worthing's amount also includes payments for relocation costs.


OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options granted during 1995 to the named executives:

                                                                                              POTENTIAL
                                                                                             REALIZABLE
                                             INDIVIDUAL GRANTS(1)                         VALUE AT ASSUMED
                        ---------------------------------------------------------------    ANNUAL RATES OF
                        NUMBER OF      % OF TOTAL                                            STOCK PRICE
                        SECURITIES      OPTIONS                                           APPRECIATION FOR
                        UNDERLYING     GRANTED TO     EXERCISE OR                            OPTION TERM
                         OPTIONS      EMPLOYEES IN    BASE PRICE                          -----------------
         NAME            GRANTED      FISCAL YEAR      ($/SHARE)      EXPIRATION DATE     5% ($)    10% ($)
- ----------------------  ----------    ------------    -----------    ------------------   ------    -------
P. David Bocksch......    100,000        69.93%           5.50       October 19, 1995       --        --
Robert W. Worthing....      9,000         6.29%           5.50       December 18, 2005    31,136     78,903
Susan Fein Zawel......      6,000         4.20%           5.50       December 18, 2005    20,757     52,602
James H. Perry........      6,000         4.20%           5.50       December 18, 2005    20,757     52,602

- ------------------------------
(1) One-third of the options are exercisable upon the first anniversary of the date of grant, which was December 18, 1995, an additional one-third of the options are exercisable upon the second anniversary of the date of grant and the balance of the options are exercisable upon the third anniversary of the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES
                                                                       UNDERLYING          VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS          IN-THE-MONEY
                                     SHARES                            AT FISCAL                OPTIONS AT
                                   ACQUIRED ON                        YEAR-END (#)          FISCAL YEAR-END ($)
                                    EXERCISE         VALUE          EXERCISABLE (E)/         EXERCISABLE (E)/
              NAME                     (#)        REALIZED ($)     UNEXERCISABLE (U)         UNEXERCISABLE (U)
- ---------------------------------  -----------    ------------    --------------------    -----------------------
Richard R. Erkeneff..............     0              0                   8,000(U)               $  8,000(U)
                                                                         4,000(E)               $  4,000(E)
Robert W. Worthing...............     0              0                  13,000(U)               $  6,250(U)
                                                                         2,000(E)               $  2,000(E)
Susan Fein Zawel.................     0              0                   9,333(U)               $  4,833(U)
                                                                         1,667(E)               $  1,667(E)
James H. Perry...................     0              0                   8,000(U)               $  4,000(U)
                                                                         1,000(E)               $  1,250(E)

EMPLOYMENT AGREEMENTS

     Mr. Erkeneff is employed as President and Chief Executive Officer of the Company and AAI pursuant to an employment agreement that provides he be paid a salary at the annual rate of $440,000 and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company or AAI. The employment agreement terminates on January 1, 1999, unless Mr. Erkeneff's employment is terminated prior thereto by the Company for cause. Pursuant to the employment agreement, Mr. Erkeneff is eligible
                                       6
to receive annual discretionary bonuses as may be granted by the Company's Board of Directors, not to exceed 50% of his then annual salary. Pursuant to the employment agreement, Mr. Erkeneff also received options to acquire 150,000 shares of the Company's common stock pursuant to the terms of the Company's 1994 Stock Option Plan, at an exercise price equal to the fair market value of the common stock as of the grant date. The options vest in three equal annual installments commencing one year after the grant date. The Company also agreed to grant Mr. Erkeneff options to acquire an additional 75,000 shares one year after the date of the employment agreement and an additional 75,000 shares two years after the date of the employment agreement. Such additional grants and 34,000 shares of the original grant, however, are conditional on stockholder approval of the proposed amendment to the 1994 Stock Option Plan. The employment agreement also provides for Mr. Erkeneff to designate a beneficiary for $200,000 of a key man life insurance policy to be purchased by the Company.

     Ms. Fein Zawel is employed by the Company pursuant to an employment agreement that provides she be paid a salary at the annual rate of $132,000 and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company. The employment agreement terminates on December 1, 1998, unless Ms. Fein Zawel's employment is terminated prior thereto by the Company for cause. Pursuant to the employment agreement, Ms. Fein Zawel is eligible to receive annual discretionary bonuses as may be granted by the Company's Board of Directors.

     Mr. Perry is employed by the Company pursuant to an employment agreement that provides he be paid a salary at the annual rate of $125,000 and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company. The employment agreement terminates on December 1, 1997, unless Mr. Perry's employment is terminated prior thereto by the Company for cause. Pursuant to the employment agreement, Mr. Perry is eligible to receive annual discretionary bonuses as may be granted by the Company's Board of Directors.

RETIREMENT BENEFITS

     Effective January 1, 1995 AAI merged its existing defined benefit plans into the Cash Balance Pension Plan for the Employees of AAI Corporation ("Cash Balance Plan") thereby modifying the benefit formula. The provisions of the Cash Balance Plan apply only to active employees at January 1, 1995 and individuals who become employees after January 1, 1995. The benefit formula for a participant in any of the predecessor defined benefit plans who was not an active employee at the effective date has not changed. In accordance with the Cash Balance Plan, a participant's accrued benefit includes the actuarial equivalent of the participant's accrued benefit under the applicable predecessor defined benefit plan as of December 31, 1994 plus annual allocations based upon a percentage of salary and interest earned on such participant's account thereafter. The Cash Balance Plan also has options for early retirement and alternative forms of payment, including lump sum benefits and benefits for surviving spouses. All employees of AAI, Symtron Systems, Inc. and the Company are eligible to participate in the Cash Balance Plan upon commencement of employment. The estimated annual benefit to be provided by the Cash Balance Plan and payable to Messrs. Erkeneff, Worthing, Henning and Perry and Ms. Fein Zawel, commencing at normal retirement age, are $2,808, $7,114, $2,824, $1,419 and $4,252, respectively.

UNITED INDUSTRIAL CORPORATION HEALTH-CARE PLAN FOR RETIRED DIRECTORS.

     The Company has implemented the United Industrial Corporation Health-Care Plan for Retired Directors (the "Plan"), which was adopted by the Company's Board of Directors on December 18, 1995. The Board may, in its sole discretion, amend, suspend or terminate the Plan, at any time, with or without prior notice. A director of the Company is eligible to participate in the Plan if he or she
(i) ceases to be a member of the Board, (ii) has served as a member of the Board for 15 full years, (iii) has attained the age of 65, (iv) is eligible for Medicare Part A, and (v) has enrolled in both Medicare Part A and Medicare Part B and any other available supplemental medical or hospitalization coverage by reason of entitlement under any governmental entitlement, including, without limitation, that provided under Title XVIII
                                       7
of the Social Security Act. A director who participates in the Plan is entitled to coverage under the group medical plan available to the executive officers of the Company on the same terms and conditions as such coverage is available to such executive officers and their spouses and dependents. If a director who participates in the Plan resides outside the service area of the Company's group medical plan, such director and his or her spouse and dependents will receive medical benefit coverage under a medical plan or health insurance policy which provides benefits that are reasonably comparable to the benefits under the Company's group medical plan; however, if no such coverage is reasonably available (whether due to geography or the physical condition of the director or his or her spouse or dependents,) then the Company will reimburse such director for any reasonable expense that would have been covered under the Company's group medical plan. Benefits provided under the Plan will be secondary to any benefits under any other hospitalization or major medical plan or arrangement provided to such director under governmental entitlements or provided to such director (either directly or indirectly through such director's spouse) by any other personal or employer-provided health-care plan or health insurance policy.

                         COMPENSATION COMMITTEE REPORT

     It is the policy of the Compensation Committee to establish and maintain executive compensation at competitive levels which will enable the Company to attract and retain highly qualified key management employees. The base salaries for executive officers being recruited by the Company are determined by the responsibilities of the position, the experience of the individual and competitive conditions within the industry. Salary increases, if any, are determined by the performance of the executive officer, the assignment of any increased level of responsibility (including promotions), the performance of the Company and the compensation paid to executive employees of other companies in the defense industry or other comparable industry. Bonuses, if any, are determined by the performance of the executive officer and the anticipated earnings of the Company in the particular year.

     The Company grants stock options to employees, including the Company's principal executive officers, as a key part of its total program for motivating and rewarding executives and managers. Through these stock options, the Company encourages its executives to obtain and hold the Company's stock.

     The Company's executive employees receive no form of compensation other than salary, bonuses, stock options, and customary benefits.

     Compensation for the Chief Executive Officer position was set at a level reflecting compensation of chief executive officers of companies in the Company's competitor group and is described above in the Summary Compensation Table.

     The compensation of Mr. Fein consisted primarily of his base salary which has remained at an annual rate of $321,538 since 1985. During 1995, after a 35 year career with the Company, Mr. Fein retired as President, Chief Executive Officer and Chairman of the Board of the Company. Based on Mr. Fein's contributions to the Company, the Board voted him Chairman Emeritus and granted him an honorarium totaling $75,000 per annum and a car allowance of $10,000 per annum as well as the continuation of his medical benefits.

     Mr. Bocksch who succeeded Mr. Fein as Chief Executive Officer had his compensation set pursuant to his employment agreement based upon the criteria set forth above. On October 19, 1995, Mr. Bocksch resigned from the Company pursuant to a severance agreement described under Executive Compensation above.

     On October 19, 1995, Mr. Erkeneff, President and Chief Executive Officer of AAI was named acting President and Chief Executive Officer of the Company and elected to the permanent position on January 17, 1996. Pursuant to this promotion, Mr. Erkeneff's existing employment agreement was revised as described under Employment Agreements, above. In February 1996, Mr. Erkeneff was awarded for 1995, a $50,000 cash bonus and 30,000 options to purchase shares of Common Stock. The cash bonus was significantly below his maximum bonus opportunity reflecting 1995 AAI performance
                                       8
and the 30,000 options were granted to emphasize the importance of increasing stockholder value. He was also granted additional options pursuant to his new employment agreement, as described above.

     With certain exceptions, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits a publicly-held corporation's deduction for compensation paid to certain executive officers in excess of $1 million per executive per taxable year. One exception applies to certain performance based compensation. The Company intends that stock options granted under the 1994 Stock Option Plan should qualify for this exception, provided certain requirements are met.

                                          COMPENSATION COMMITTEE

                                          HOWARD M. BLOCH
                                          HAROLD S. GELB
                                          MYRON SIMONS

                               PERFORMANCE GRAPH

     The graph below compares the total returns which an investor would have earned assuming the investment of $100 on December 31, 1990 in the Common Stock, the Standard & Poor's 500 Composite Stock Index ("S&P 500") and a constructed peer group index of the common stock of six corporations of substantially the same size (by revenues) as the Company, all of which are involved in the defense industry. Those corporations are: Watkins Johnson Company, EDO Corporation, Whitehall Corporation, Tech Sym Corporation, Sparton Corporation and Moog Incorporated. The constructed peer group index has been weighted in accordance with the stock market capitalization of each of the component corporations.

                  [CHART]

        TOTAL RETURN TO STOCKHOLDERS
      UNITED INDUSTRIAL CORP: 1990-1995

                        DOLLARS
            --------------------------------
YEAR        UIC        S&P 500    PEER GROUP
- ----        ------     -------    ----------
1990        100        100        100
1991        121.85     130        122
1992        135.1      140        130
1993        77.27      154        166
1994        77.2       156        196
1995        95.07      215        289


                               OTHER COMPENSATION

     Directors' Fees. During 1995, directors who were not employees received compensation of $2,000 per meeting, and a fee of $500 for each committee meeting attended. Effective November 1, 1995, in lieu of such fees, Messrs. Gelb, Chairman of the Board, and Bloch, Vice Chairman of the Board, received $10,000 and $7,500 per month, respectively, until a permanent Chief Executive Officer was elected on January 17, 1996. At that time, these monthly fees were reduced to $6,000 and $4,000, respectively.

     All current directors are eligible to participate in the medical plan available to the executive officers of the Company.

                             ADDITIONAL INFORMATION

     The Board of Directors of the Company had a total of fourteen meetings during 1995.

     Among its standing committees, the Company has an Audit Committee, a Nominating Committee and a Compensation Committee. The Audit Committee recommends to the Board the engagement and discharge of the independent auditors for the Company, analyzes the reports of such auditors, and makes such recommendations to the Board with respect thereto as such committee may deem advisable. There were two Audit Committee meetings held in 1995. The members are Howard M. Bloch, Harold S. Gelb and Myron Simons.

     The Nominating Committee acts primarily as a selection committee to recommend candidates for election to the Board of Directors. The committee met once in 1995. The members consist of all of the current directors.

     The Nominating Committee will consider nominees for directors recommended by stockholders. Any stockholder may make such a recommendation by writing to:
Secretary, United Industrial Corporation, 18 East 48th Street, New York, New York 10017.

     The Compensation Committee makes recommendations to the Board of Directors regarding the compensation structure of the Company as applied to executive personnel. There was one Compensation Committee meeting held in 1995. The members are Howard M. Bloch, Harold S. Gelb and Myron Simons.

     There are no family relationships between any nominee, director or executive officer of the Company.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and any persons who own more than ten percent of the Company's Common Stock to file reports of initial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5's were required, the Company believes that during 1995 all Section 16(a) filing requirements were complied with, except that reports for two transactions were filed late by John J. Henning.

       II. PROPOSED AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BYLAWS

     The Board of Directors has approved resolutions, subject to stockholder approval, to amend Paragraph C of Article Fourth of the Company's Restated Certificate of Incorporation and Section 2 of Article III and the last sentence of Article XIII of the Company's Amended and Restated Bylaws that will eliminate the requirement of the affirmative vote of at least 80% of the outstanding shares of stock of the Company to change the number of directors, and will allow the Board to set the number of directors from time to time. The forms of the proposed amendments are attached hereto as Exhibits A and B, respectively. The Restated Certificate of Incorporation currently provides that the size of the Board shall not be less than five nor more than twenty, and the Amended and Restated Bylaws currently sets the size of the Board at six.

     The Board believes that the adoption of these amendments to the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws will provide the Board with greater flexibility to fix the size of the Board at an appropriate number taking into consideration such factors as the size of the Company, the existing mix of backgrounds currently represented on the Board and industry conditions in the markets the Company serves.

     The Board of Directors recommends a vote for the proposed amendments to the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws to eliminate the requirement of the affirmative vote of at least 80% of the outstanding shares of stock of the Company to change the number of directors, and allow the Board to set the number of directors from time to time. Approval of this amendment requires the vote of the holders of at least 80% of the shares of Common Stock that are outstanding as of the record date and entitled to vote thereon at the meeting. If not otherwise provided, proxies will be voted for approval of these amendments. Abstentions will be counted as shares entitled to vote on the proposal, but will not be treated as either a vote for or against the proposal. A broker non-vote will not be treated as a share entitled to vote on the proposal and will not be considered as a vote for or against the proposal. Since an affirmative vote of 80% of the outstanding shares is required for adoption, abstentions and broker non-votes will have the same affect as a vote against the proposal.

               III. PROPOSAL TO AMEND THE 1994 STOCK OPTION PLAN
PROPOSED AMENDMENTS

     On February 27, 1996, the Company's Board of Directors adopted, subject to stockholder approval, amendments to the Company's 1994 Stock Option Plan (the "Plan") to increase the number of shares of the Company's Common Stock available for issuance pursuant to awards thereunder from 600,000 to 1,200,000 and to increase the number of options that any individual optionee may receive from 150,000 to 500,000.

     The purpose of the Plan is to provide certain key employees of the Company and its subsidiaries an opportunity to acquire an ownership interest in the Company and thereby create in such employees an increased interest in and greater concern for the welfare of the Company, to retain their continued employment, and to secure and retain the services of persons capable of filling key positions with the Company and its subsidiaries. Pursuant to the Plan, the Company may grant options with respect to an aggregate of up to 600,000 shares of Common Stock, with no individual optionee to receive in excess of 150,000 shares of Common Stock upon exercise of options granted under the Plan. Options granted pursuant to the Plan may be either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"). Shares of Common Stock subject to options may be either authorized and unissued shares, or previously issued shares acquired or to be acquired by the Company and held in its treasury.

     The Board of Directors believes that stock options have been, and will continue to be, an important compensation element in attracting and retaining key employees. As of February 27, 1996, only 214,533 shares of Common Stock remained available for future grants of stock options under the Plan. Subsequent to that date, the Option Committee granted 150,000 stock options to Mr. Erkeneff, 34,000, of which are subject to stockholder approval of this amendment. Accordingly, 98,533 shares remain available for grant under the Plan. The Board of Directors believes that the increases in authorized shares and number of options any individual may receive is necessary because of the need to continue to make awards under the Plan to attract and retain key employees.

     If the amendments to the Plan are approved by the Company's stockholders, such amendments will be effective on the date of the meeting. If the amendments are not approved, they will not take effect.

     The Board of Directors recommends that the accompanying Proxy be voted in favor of the adoption of such amendments. A favorable vote of a majority of the shares present at the meeting in person or by proxy is required for approval.

SUMMARY OF THE PLAN

     Administration. The 1994 Stock Option Plan is administered by an option committee of the Board of Directors of the Company, which is comprised of "disinterested persons" within the meaning of Rule 16b-3 under Section 16(b) of the Exchange Act (the "Option Committee"). The members of the Option Committee are Edward C. Aldridge, Jr., Harold S. Gelb and Myron Simons. Any or all powers and functions of the Option Committee may be exercised at any time and from time to time by the Board of Directors or an executive committee of the Board of Directors (the "Executive Committee"), provided all of the members of the Board or the Executive Committee are "disinterested persons" within the meaning of Rule 16b-3. (References in this discussion to the "Committee" include the Option Committee, the Board of Directors and the Executive Committee to the extent any of the foregoing administers the 1994 Stock Option Plan.) The authority of the Committee includes, among other things, determining the persons to whom options are granted, the timing of any grants, the number of shares subject to each option, the period of exercisability, the designation of options as ISOs or NQSOs and the other terms and provisions thereof.

     Officers subject to Section 16(a) of the Exchange Act may not, and the Committee also has the authority to require, as a condition to any grant, that any other grantee also may not, sell or otherwise dispose of shares acquired pursuant to the exercise of an option within six months of the date an option is granted.

     Eligibility. Options may be granted only to salaried key employees of the Company or any subsidiary or parent corporation of the Company now existing or subsequently formed or acquired.

     Grant, Terms and Conditions of Options. The Company will not receive any monetary consideration for granting options.

     The exercise price for each share subject to an option will be an amount that the Committee determines, in its good faith judgment, to be not less than 100% of the fair market value of the Common Stock on the date the option is granted. In the case of ISOs, however, the exercise price per share of ISOs granted to any holder of capital stock of the Company (or any subsidiary or parent corporation) representing 10% or more of the voting power of the Company (or any subsidiary or parent corporation) will be in an amount that the Committee determines, in its good faith judgment, to be not less than 110% of the fair market value of the Common Stock on the date the ISO is granted.

     Under the 1994 Stock Option Plan, fair market value per share means:

          (1) if the shares are listed on a national securities exchange or reported on the NASDAQ Stock Market-National Market System ("NASDAQ-NMS"), the last reported sale price per share on such exchange or such system on the date the option is granted or, if the shares are not traded or reported on such date, then on the closest preceding date on which such shares were traded or reported; or

          (2) if the shares are not listed on a national securities exchange or reported on NASDAQ-NMS but are quoted in the over-the-counter market, the average of the closing bid and ask quotations in such market for such shares on the date the option is granted or, if there are no such quotations on such date, then on the closest preceding date on which such quotations are available; provided, however, that if, in the judgment of the Committee, there is not a regular, active public market for the shares, fair market value per share shall be determined by the Committee in its good faith judgment. The determination by the Committee of fair market value will be conclusive and binding.

     Payment for shares purchased upon the exercise of options may be in cash or, if the terms of an option so provide, with other shares of Common Stock or an executed promissory note on such terms and conditions as the Committee shall determine.

     Options granted under the 1994 Stock Option Plan are exercisable at such times, in such amounts and during such period or periods as the Committee may determine at the date the option is granted. ISOs, however, are not exercisable after ten years from the date of grant and, in the case of a person who at the date of grant owns capital stock of the Company (or any subsidiary or parent corporation) representing 10% or more of the voting power of the Company (or any subsidiary or parent corporation), are not exercisable after five years from the date of grant. Except as otherwise provided under the Internal Revenue Code of 1986, as amended (the "Code"), if the aggregate fair market value of shares subject to ISOs (under any plan of the Company or any subsidiary or parent corporation of the Company) exercisable for the first time in any calendar year exceeds $100,000, such options will be treated as NQSOs.

     In addition, the Committee has the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, the right to exercise any option granted under the 1994 Stock Option Plan.

     In the event of retirement, termination by the Company of employment with or without cause, termination of employment by an optionee with or without good reason or upon death or disability, special rules will apply regarding the exercisability of options.

     Options may not be transferred except by will or the laws of descent or distribution. Options are only exercisable during the lifetime of a holder by such holder.

     In the event of a "change in control" of the Company, all then outstanding options shall immediately become exercisable. The Committee, in its sole discretion, may determine that, upon the occur-rence of a "change in control," each option outstanding under the 1994 Stock Option Plan shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share subject to such option, an amount in cash or other property, or any combination thereof, equal to the excess of the aggregate fair market value at the time of such transaction of the shares subject to such option over the aggregate exercise price therefor. The foregoing provision does not apply to options granted to officers subject to Section 16(a) of the Exchange Act within six months prior to a change-in-control, unless an exemption from liability under Section 16(b) of the Exchange Act is otherwise available.

     Effect of Change in Common Stock. In the event of any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, an adjustment will be made to each outstanding option so that such option thereafter is exercisable for such securities, cash and/or property as would have been received had such option been exercised in full immediately prior to such transaction and been exchanged in such transaction. An adjustment will be made successively each time any such change occurs.

     Amendment or Termination. The Board of Directors of the Company may at any time amend or terminate the 1994 Stock Option Plan, provided that no such action affects or impairs the rights of an optionee under any previously granted option. Notwithstanding the foregoing, without the approval of the Company's stockholders, no amendment or change may be made (a) increasing the total number of shares of Common Stock reserved for options under the plan (other than an increase resulting from an adjustment), (b) reducing the exercise price of any ISO, (c) modifying the provisions of the plan relating to eligibility or (d) materially increasing the benefits accruing to participants under the plan.

     The Board of Directors recommends that the accompanying Proxy be voted in favor of the adoption of the proposed amendments to the 1994 Stock Option Plan. A favorable vote of a majority of the shares present at the meeting in person or by proxy is required for approval.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The statements in the following paragraphs are based on federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. The law is technical and complex and the statements represent only a general summary of some of the applicable provisions.

     Incentive Options

     ISOs under the 1994 Stock Option Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

     Under the Code, the grantee of an ISO generally is not subject to regular income tax upon the receipt or exercise of such ISO (except that the alternative minimum tax may apply). If after exercising an ISO, an employee disposes of the shares of Common Stock so acquired after the longer of two years from the date of grant or one year from the date of transfer of shares of Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will normally recognize a long-term capital gain or loss equal to the excess, if any, of the amount received for the shares of Common Stock over the exercise price. If, however, an employee does not hold the shares of Common Stock so acquired for the applicable holding period, the disposition is normally a "disqualifying disposition," and the employee would recognize income in the year of the disqualifying disposition equal to the excess of the amount received for the shares of Common Stock over the exercise price. Of that income, the portion equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price will be ordinary income and the balance, if any, will be long-term or short-term capital gain depending on whether the holding period for the shares of Common Stock exceeded one year and provided that the employee held such shares as a capital asset at such time.

     If, in a disqualifying disposition, the employee sells the shares of Common Stock at a price that is below the fair market value of the shares of Common Stock at the time the ISO was exercised, the amount of ordinary income will be limited to the amount by which the amount realized on the sale exceeds the exercise price.

     An employee who exercises an ISO by delivering shares previously acquired pursuant to the exercise of an ISO is treated as making a "disqualifying disposition" of such shares if the employee delivers such shares before the expiration of the applicable holding period with respect to such shares. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, it would appear that the employee would not recognize gain or loss with respect to such previously acquired shares.

     A deduction will not be allowed to the Company for federal income tax purposes with respect to the grant or exercise of an ISO or the disposition, after the applicable holding period, of the shares of Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, a federal income tax deduction will be allowed to the Company in an amount equal to the amount included in ordinary income by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company, is reasonable and the limitations of Sections 280G and 162(m) (as described below) do not apply.

     Non-Qualified Options

     A NQSO is an option that does not qualify as an "incentive stock option" under Section 422(b) of the Code. An individual who receives a NQSO will not recognize any taxable income upon the grant of such NQSO. Generally, upon exercise of a NQSO, an individual will be treated as having received ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price.

     Any optionee who is an officer of the Company or a beneficial owner of more than ten percent (10%) of any class of registered equity securities of the Company should consult with his or her tax advisor as to whether, as a result of
Section 16(b) of the Exchange Act and the rules and regulations thereunder that are related thereto, the timing of income recognition is deferred for any period following the exercise of a NQSO (i.e., the "Deferral Period"). If there is a Deferral Period, absent a written election (pursuant to Section 83(b) of the Code) filed with the Internal Revenue Service within 30 days after the date of transfer of the shares of Common Stock pursuant to the exercise of the option to include in income, as of the transfer date, the excess (on such date) of the fair market value of such shares of Common Stock over their exercise price, recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any.

     The ordinary income recognized with respect to the transfer of shares of Common Stock upon exercise of a NQSO under the 1994 Stock Option Plan will be subject to both wage withholding and employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a NQSO, an individual may satisfy the liability in whole or in part by directing its employer corporation to withhold shares of Common Stock from those that would otherwise be issuable to the individual or by tendering other shares of Common Stock owned by the individual. The withheld shares of Common Stock and other tendered shares will be valued at their fair market value as of the date that the tax obligation arises. Individuals who, by virtue of their positions with the Company, are subject to Section 16(b) of the Exchange Act may elect this method of satisfying the withholding obligation only during certain restricted periods.

     An individual's tax basis in the shares of Common Stock received on exercise of a NQSO will be equal to the amount of any cash paid on exercise, plus the amount of ordinary income recognized by such individual as a result of the receipt of such shares of Common Stock. The holding period for such shares would begin just after the transfer of shares of Common Stock or, in the case of an officer or
                                       15
beneficial owner of more than 10% of any class of registered equity securities of the Company who does not elect to be taxed as of the exercise date, just after the expiration of the Deferral Period, if any. A deduction for federal income tax purposes will be allowed to the Company in an amount equal to the amount included in ordinary income by the individual, provided that such amount constitutes an ordinary and necessary business expense, is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

     If an individual exercises a NQSO by delivering shares to the Company, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NQSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. So long as the individual receives a separate identifiable stock certificate therefor, the tax basis and the holding period for that number of shares of Common Stock received on such exercise that is equal to the number of shares surrendered on such exercise will be equal to the tax basis and include the holding period of those shares surrendered. The individual's tax basis and holding period for the additional shares received on exercise of a NQSO paid for, in whole or in part, with shares will be the same as if the individual had exercised the NQSO solely for cash.

     Change in Control

     As described above, upon a "change in control" of the Company, all the then outstanding options shall immediately become exercisable. In general, if the total amount of payments to optionees that are contingent upon a "change of control" of the Company (as defined in Section 280G of the Code), including payments upon the exercise of options under the 1994 Stock Option Plan that vest upon a "change in control," equals or exceeds three times the recipient's "base amount" (generally, such recipient's average annual compensation for the five years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the recipient would be subject to a 20% excise tax on such portion of the payments.

CERTAIN LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     With certain exceptions, Section 162(m) of the Code limits the Company's deduction for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of a NQSO or the disqualifying disposition of stock purchased pursuant to an ISO). One exception applies to certain performance based compensation. The Company believes that options granted under the Plan at a time when the Option Committee consists solely of two or more outside directors (within the meaning of Section 162(m) of the Code) should qualify for this exception.

                          IV. APPOINTMENT OF AUDITORS

     It is proposed that the stockholders ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1996. Ernst & Young LLP have been the independent auditors of the Company since 1962. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     The Board of Directors recommends that the accompanying Proxy be voted in favor of such appointment. A favorable vote of a majority of the shares present at the meeting in person or by proxy is required for approval.

                      V. PROPOSAL OF A CERTAIN STOCKHOLDER

     William Steiner, 4 Radcliff Drive, Great Neck, New York 11024, a stockholder of the Company, who is the owner of record of 1,520 shares of Common Stock has advised the Company that at the forthcoming Annual Meeting of Stockholders he intends to introduce a proposal from the floor. The proposal and the reasons of the proposing stockholder in support thereof, are set forth below:

(NO. 5 ON PROXY CARD)
STOCKHOLDER PROPOSAL CONCERNING ELIMINATION OF A CLASSIFIED
BOARD OF DIRECTORS

     "RESOLVED, that the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected."

STOCKHOLDER'S SUPPORTING STATEMENT

     At last year's annual meeting of stockholders a similar resolution was approved by a significant number of the voting shares.

     The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and its stockholders.

     The Board of Directors of the Company is divided into three classes serving staggered three-year terms. I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

     The elimination of the Company's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of the stockholders.

     I am a founding member of the Investors Rights Association of America and I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

     I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL

     The Board of Directors believes that classification of the Board, which was originally approved at the Company's 1970 Annual Meeting, helps to assure continuity and stability in leadership and policy since approximately two-thirds of the directors at any time will have had prior experience on the Board. Board classification is also intended to encourage any person seeking to acquire control of the Company to initiate such action through arms-length negotiations with management and the Board of Directors, who are in a position to negotiate a transaction which is fair to all stockholders. When a similar proposal to eliminate the classified Board was last submitted to the Company in 1995, holders of 4,887,839 shares
                                       17

(66.4%) voted against the proposal, holders of 2,269,547 shares (30.8%) voted for the proposal and holders of 204,703 shares (2.8%) abstained.

     The Board of Directors recommends that you vote against the proposal. Proxies solicited by the Board of Directors will be voted against the adoption of this proposal unless the stockholders specifically indicate in their Proxies their desire to have their shares voted in favor of the proposal or to abstain. Approval of the proposal will require the favorable vote of the majority of votes cast.

                               VI. MISCELLANEOUS

     The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of the Annual Meeting of Stockholders. Should any business other than that set forth in said Notice properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with their judgment on such matters.

     A list of the Company's stockholders as of the record date for the meeting will be available for examination by any stockholder, for purposes germane to the meeting, during ordinary business hours, for ten days prior to the date of the meeting at the offices of the Company.

     All shares represented by the accompanying Proxy given prior to the meeting will be voted in the manner specified therein. Proxy cards returned without specification will be voted in accordance with the recommendation of the Board of Directors. The shares of stockholders who have properly withheld authority to vote for the nominees proposed by the Board of Directors (including broker non-votes) will not be counted toward achieving a plurality. As to any matters which may come before the meeting other than those specified above, the Proxy holders will be entitled to exercise discretionary authority. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy will constitute a quorum at the Annual Meeting.

     For purposes of this meeting, except for the election of directors, which requires a plurality vote, and the proposal relating to the amendment of the Restated Certificate of Incorporation and Amended and Restated Bylaws, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting for a particular matter is required for the matter to be deemed an act of the stockholders. With respect to abstentions, the shares are considered present at the meeting for the particular matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the meeting for the particular matter as to which the broker withheld its vote. Consequently, broker non-votes are not counted in respect of the matter, but, except with respect to the proposal relating to the amendment of the Restated Certificate of Incorporation and Amended and Restated Bylaws, they do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Company no later than November 27, 1996 to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. Such proposals should be addressed to Susan Fein Zawel, Secretary, United Industrial Corporation, 18 East 48th Street, New York, New York 10017.

                            EXPENSES OF SOLICITATION

     The Company will bear the cost of the solicitation of Proxies. In addition to the use of the mails, proxies may be solicited by the executive employees and directors of the Company personally, by telephone or by telegram. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies for a fee of between $5,000 and $10,000, plus reimbursement for out-of-pocket expenses. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.

     UNITED INDUSTRIAL CORPORATION WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, WITHOUT EXHIBITS, WITHOUT CHARGE TO EACH PERSON WHO FORWARDS A WRITTEN REQUEST THEREFOR, INCLUDING A REPRESENTATION THAT SUCH PERSON WAS A BENEFICIAL HOLDER OF COMMON STOCK OF UNITED INDUSTRIAL CORPORATION ON MARCH 26, 1996, TO SUSAN FEIN ZAWEL, SECRETARY, UNITED INDUSTRIAL CORPORATION, 18 EAST 48TH STREET, NEW YORK, NEW YORK 10017.

Dated March 29, 1996                      By Order of the Board of Directors

                                          Susan Fein Zawel
                                          Secretary

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         UNITED INDUSTRIAL CORPORATION

                          ---------------------------

        ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                          ---------------------------

     The undersigned, Richard R. Erkeneff and Susan Fein Zawel, being respectively the President and Secretary of UNITED INDUSTRIAL CORPORATION, a Delaware corporation (the "Corporation"), do hereby certify on behalf of the Corporation as follows:

     FIRST: That the first sentence of Paragraph C of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended and restated to read as follows: "The number of directors of the Corporation shall be fixed by, and may be altered from time to time as provided in, the by-laws."

     SECOND: This Certificate of Amendment of the Certificate of Incorporation of the Corporation shall be effective upon filing with the office of the Secretary of State of the State of Delaware pursuant to Section 103 of the General Corporation Law of the State of Delaware (the "DGCL").

     THIRD: This Certificate of Amendment was duly adopted by the affirmative vote of 80% of the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the DGCL.

     IN WITNESS WHEREOF, UNITED INDUSTRIAL CORPORATION has caused this Certificate of Amendment to be signed by Richard R. Erkeneff, its President, and
attested by Susan Fein Zawel, its Secretary, as of this   day of
               , 1996.

                                          UNITED INDUSTRIAL CORPORATION


                                          By: __________________________________
                                                   Richard R. Erkeneff
                                                        President

ATTEST:


- -----------------------------
      Susan Fein Zawel
         Secretary

                                                                       EXHIBIT B

                          AMENDED AND RESTATED BY-LAWS

Section 2 of Article III as currently in effect:

     The Board of Directors shall be six (6) in number, which number may be changed only pursuant to an amendment to these Bylaws adopted by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of stock of the Corporation entitled to vote on such amendment. Each director shall be elected to a term of office to expire at such future annual meeting of stockholders as is appropriate for the class of directors to which he is elected. The Board shall keep full and fair records of its acts and proceedings and transactions. Directors need not be stockholders.

The last sentence of Article XIII as currently in effect:

     Notwithstanding the foregoing, however, no amendment shall alter, change or repeal any of the provisions of Section 2 of Article III hereof unless adopted by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of stock of the Corporation entitled to vote on such amendment.

Proposed Amendment:

     1. Delete the first sentence of Section 2 of Article III and substitute in its place the following sentence: "The number of directors constituting the entire Board shall be such number as may be fixed from time to time by action of the Board."

     2. Delete the last sentence of Article XIII.

                         UNITED INDUSTRIAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 14, 1996

The undersigned hereby appoints Richard R. Erkeneff, Harold S. Gelb and Susan Fein Zawel or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in United Industrial Corporation.

The shares represented by this proxy will be voted for proposals 1 through 4, against proposal 5 and in accordance with item 6 if no instruction to the contrary is indicated, or if no instruction is given.

1. Election of the following nominees as set forth in the proxy statement

   [ ] FOR the nominees listed below (except as marked to the contrary below)

   [ ] WITHHELD AUTHORITY to vote for all nominees listed below

                   Richard R. Erkeneff and E. Donald Shapiro

For, except vote withheld from the following nominee(s):

- --------------------------------------------------------------------------------

2. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws relating to the number of directors.

               [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

3. To consider and act upon a proposal to amend the Company's 1994 Stock Option Plan.

               [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

                         (TO BE SIGNED ON REVERSE SIDE)

4. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for 1996.

               [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

5. To consider and act upon a proposal by a certain stockholder, as set forth under "Proposal of a Certain Stockholder" in the accompanying Proxy Statement, if brought before the meeting.

               [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

6. In their discretion, to act upon such other matters as may properly come before the meeting or any adjournment thereof.

    Please mark, sign, date and return this proxy in the enclosed envelope.

                                                  (Note: Please sign exactly as
                                                  your name appears hereon.
                                                  Executors, Administrators,
                                                  Trustees, etc. should so
                                                  indicate when signing, giving
                                                  full title as such. If signer
                                                  is a corporation, execute in
                                                  full corporate name by
                                                  authorized officer. If shares
                                                  held in the name of two or
                                                  more persons, all should
                                                  sign.)

                                                  ------------------------------
                                                  Dated        Signature

                                                  ------------------------------
                                                  Dated    Signature if held
                                                                jointly